As filed with the Securities and Exchange Commission on February 18, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Team Health Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-4276525
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

265 Brookview Centre Way

Suite 400

Knoxville, Tennessee 37919

(865) 693-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

c/o David Jones

Executive Vice President and Chief Financial Officer

265 Brookview Centre Way, Suite 400

Knoxville, Tennessee 37919

(865) 693-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a Copy To:

Edward P. Tolley III, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 Tel: (212) 455-2000 Fax: (212) 455-2502

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share	$200,000,000	$23,220

(1)	This amount represents the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the selling stockholders. These figures are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2011

PROSPECTUS

             shares

Team Health Holdings, Inc.

Common Stock

Ensemble Parent LLC and any of the other selling stockholders described herein may offer and sell from time to time up to              shares of our common stock, par value $0.01 per share, or common stock, covered by this prospectus. The selling stockholders will receive all of the proceeds from any sales of the shares. We will not receive any of the proceeds from the sales, but we will incur expenses in connection with the offerings.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. Each time our common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of any selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our common stock without a prospectus supplement describing the method and terms of the offering.

The selling stockholders may sell the shares of our common stock covered by this prospectus directly to or through underwriters, to other purchasers and/or through agents at varying prices. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of our common stock offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us, any selling stockholders and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “TMH”. On February 17, 2011 the last reported sale price of our common stock on the NYSE was $18.01 per share.

Investing in our common stock involves risks. You should consider the risk factors described in any accompanying prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    , 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, selling stockholders may, from time to time, sell common stock described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain more specific information about the offering by one or more of selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Incorporation by Reference” and “Where You Can Find More Information.”

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to, or incorporated by reference in, the registration statement for a complete description.

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplements. Such documents contain important information you should consider when making your investment decision. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions in which offers and sales are permitted. You should assume that the information in this prospectus is accurate only as of the date on the cover page, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, prospects, financial condition and results of operations may have changed since that date.

Unless the context otherwise requires, “Team Health,” “the Company,” “registrant,” “we,” “us,” “our” and similar names refer to Team Health Holdings, Inc. and our subsidiaries.

OUR COMPANY

We believe we are one of the largest suppliers of outsourced healthcare professional staffing and administrative services to hospitals and other healthcare providers in the United States, based upon revenues and patient visits. We serve approximately 530 civilian and military hospitals, clinics and physician groups in 44 states with a team of approximately 5,600 healthcare professionals, including physicians, physician assistants, nurse practitioners and nurses.

Our principal executive offices are located at 265 Brookview Centre Way, Knoxville, Tennessee 37919, and our telephone number at that address is (865) 693-1000. Our website address is www.teamhealth.com on which we post our key corporate governance documents, including our board committee charters and our code of business conduct and ethics. We do not incorporate the information on our website in this prospectus and investors should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS

An investment in our common stock involves significant risks. Before purchasing any common stock you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we filed with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in the applicable prospectus supplement or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

Statements made in, or incorporated by reference into, the prospectus and any applicable prospectus supplements that are not historical facts and that reflect our current view about future events and financial performance are hereby identified as “forward-looking statements.” Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should” “may,” “plan,” “project,” “predict” and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies. We caution investors that such “forward-looking statements,” including, without limitation, those relating to our future business prospects, revenues, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this prospectus or any applicable prospectus supplement, are necessarily estimates reflecting the judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements, include, but are not limited to:

•	the effect and interpretation of current or future government regulation of the healthcare industry, and our ability to comply with these regulations;

•	our exposure to professional liability lawsuits and governmental agency investigations;

•	the adequacy of our insurance coverage and insurance reserves;

•	our reliance on third-party payers;

•	the general level of ED patient volumes at our clients’ facilities;

•	our ability to enter into and retain contracts with hospitals, military treatment facilities and other healthcare facilities on attractive terms;

•	changes in rates or methods of government payments for our services;

•	our ability to successfully integrate strategic acquisitions;

•	the control of our company by our sponsor may be in conflict with our interests;

•	our future capital needs and ability to obtain future financing;

•	our ability to carry out our business strategy;

•	our ability to continue to recruit and retain qualified healthcare professionals and our ability to attract and retain operational personnel;

•	competition in our market;

•	our ability to maintain or implement complex information systems;

•	our substantial indebtedness;

•	our ability to generate cash flow to service our debt obligations;

•	certain covenants in our debt documents described in this prospectus;

•	general economic conditions; and

•	other factors detailed from time to time in our filings with the SEC.

Our forward-looking statements speak only as of the date of the document in which they appear. We disclaim any intent or obligation to update “forward-looking statements” made in, or incorporated by reference into, this prospectus or any applicable prospectus supplement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus and the applicable prospectus supplement will be sold by the selling stockholders for their own accounts. We will not receive any of the proceeds from these sales. We will pay the costs, expenses and fees incurred in connection with the registration under the Securities Act of the offered shares.

DETERMINATION OF OFFERING PRICE

Any offering would be made solely to allow the selling stockholders to offer and sell shares of our common stock to the public. The selling stockholders may offer for resale some of their shares at the time and price that they choose. On any given day, the price per share is likely to be based on the market price of our common stock, as quoted on the NYSE on the date of sale, unless shares are sold in private transactions. Consequently, we cannot currently determine the price at which the shares offered for resale pursuant to this prospectus may be sold.

SELLING SECURITY HOLDERS

This prospectus relates to the resale from time to time of up to a total of              shares of common stock by Ensemble Parent LLC and certain of our executive officers and directors. Information about such officers and directors that may offer shares of common stock pursuant to this prospectus will be set forth in one or more prospectus supplements. Each of such officers and directors who may offer shares of common stock pursuant to this prospectus acquired the shares prior to the date of the filing of the registration statement of which this prospectus forms a part. The transactions in which the shares were acquired have been completed. The shares were acquired as part of the acquisition of the Company by Ensemble Parent LLC in November 2005 and, in the case of the executive officers and directors, through participating in certain employee benefit plans and/or stock incentive plans.

PLAN OF DISTRIBUTION

We are registering              shares of our common stock for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” include the selling stockholders described in the “Selling Security Holders” section above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus. The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	in the over-the-counter market or on any national securities exchange on which our shares are listed or traded;

•	in underwritten transactions;

•	in privately negotiated transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by each of the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the NYSE.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the Registration Rights Agreement dated as of December 15, 2009, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including certain liabilities arising under the Securities Act.

Under the Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock.

The selling stockholders have advised us that none of them have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its respective shares. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or re-allowed or paid by any underwriters to dealers;

•	the public offering price;

•	other material terms of the offering.

In addition, upon being notified by the selling stockholders that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

The selling stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholder may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

VALIDITY OF COMMON STOCK

The validity of our common stock offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We incorporate certain information into this prospectus by reference to other documents that we have previously filed with the SEC. This means that we disclose important information to you for purposes of this prospectus by referring you to other documents that have previously been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We incorporate into this prospectus by reference each of the following documents listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

•	Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 8, 2011, as it may be amended; and

•	A description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on December 14, 2009.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to: Team Health Holdings, Inc., 265 Brookview Centre Way, Knoxville, TN 37919; telephone: (865) 693-1000, Attention: Investor Relations; email address: ir@teamhealth.com. These filings may also be accessed on our website: http://www.teamhealth.com.

The information incorporated by reference into this prospectus is an important part of this prospectus. Neither we nor the underwriters have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file proxy statements and annual reports, quarterly reports, current reports and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. located at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Our SEC filings are also available free of charge at the SEC’s Web site at www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the common stock being registered hereby. All of such expenses are estimates, other than the filing and listing fees payable to the SEC and the Financial Industry Regulatory Authority, Inc., or FINRA.

SEC Registration Fee	$ 23,220
FINRA filing fee	20,500
Legal Fees and Expenses	350,000
Accounting Fees and Expenses	135,000
Printing Expenses	150,000
Miscellaneous Expenses	100,000

Total	$778,720

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the DGCL, as amended, allows a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit. Our certificate of incorporation and our by-laws provide for such limitations.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the Delaware Court of Chancery or the court in which such action was brought believes that in light of all the circumstances indemnification should apply. Our certificate of incorporation and our by-laws provide for such limitations.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We have entered into indemnification agreements with each of our directors and officers providing for additional indemnification protection beyond that provided by the directors and officers liability insurance policy. In the indemnification agreements, we agree subject to certain exceptions, to indemnify and hold harmless the director or officer to the maximum extent then authorized or permitted by the provisions of the certificate of incorporation, the DGCL, or by any amendment(s) thereto.

The underwriting agreement provides for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

1.1	Form of Underwriting Agreement (1)

5.1	Opinion of Simpson Thacher & Bartlett LLP (2)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1) (2)

24.1	Power of Attorney (included as part of the signature pages of this registration statement)

(1)	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated herein by reference.
(2)	To be filed by amendment.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Team Health Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on February 18, 2011.

TEAM HEALTH HOLDINGS, INC.

By:	/S/ DAVID P. JONES
Name:	David P. Jones
Title:	Executive Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints David P. Jones, Heidi Allen, Greg Roth and H. Lynn Massingale, M.D. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 18, 2011.

Signature	Capacity

/S/ GREG ROTH Greg Roth	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ DAVID P. JONES David P. Jones	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ H. LYNN MASSINGALE, M.D. H. Lynn Massingale, M.D.	Executive Chairman and Director

/S/ NEIL P. SIMPKINS Neil P. Simpkins	Director

/S/ MICHAEL A. DAL BELLO Michael A. Dal Bello	Director

/S/ EARL P. HOLLAND Earl P. Holland	Director

/S/ GLENN A. DAVENPORT Glenn A. Davenport	Director

EXHIBIT INDEX

1.1	Form of Underwriting Agreement (1)

5.1	Opinion of Simpson Thacher & Bartlett LLP (2)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1) (2)

24.1	Power of Attorney (included as part of the signature pages of this registration statement)

(1)	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated herein by reference.

(2)	To be filed by amendment.